Exhibit 99.1

BioTime's Subsidiary Enters Agreement Adding New Embryonic Stem Cell Lines to Its Product Portfolio

Scientists Await President Obama’s Removal of Restrictions on Federal Funding of Embryonic Stem Cell Research

ALAMEDA, Calif.--(BUSINESS WIRE)--February 26, 2009--BioTime, Inc., (OTCBB:BTIM) announced today that its wholly-owned subsidiary Embryome Sciences, Inc. has entered into an agreement with Reproductive Genetics Institute (RGI) of Chicago, Illinois granting Embryome Sciences rights to market new human embryonic stem cell (hES) lines selected by Embryome Sciences from 294 hES lines derived by RGI. Embryome Sciences will initially select 10 RGI hES cell lines, and may add additional cell lines at its option. RGI is a leading fertility center that screens embryos for genetic disorders, such as cystic fibrosis and muscular dystrophy prior to implantation. The RGI hES lines include both normal cells and 88 cell lines identified as carrying a host of inherited genetic disease genes that Embryome Sciences plans to sell as research products to universities and pharmaceutical companies.

BioTime’s strategy is for Embryome Sciences to become a leader in the emerging field of regenerative medicine by bringing some of the most advanced stem cell technologies to the market in the near-term as research products. The company is currently building a portfolio of diverse cell types made from hES cells using its ACTCellerateTM technology and related products for growing these cells. The marketing agreement announced today will allow the company to broaden this pipeline by adding RGI hES cell lines, and by generating ACTCellerateTM lines from the RGI cell lines. This will allow Embryome Sciences to market a diversity of cell lines generated by the ACTCellerateTM technology from the parental hES cell lines obtained from RGI, including RGI cell lines carrying disease genes such as cystic fibrosis, muscular dystrophy, and breast cancer. We anticipate that the research market for new stem cell lines such as these will grow if research using embryonic stem cell lines made after 2001 becomes eligible for federal funding.

“We look forward to meeting the challenge of marketing these new stem cell lines and derivative products to the medical research community,” said Michael West, Ph.D., BioTime’s CEO. “The remarkable progress in stem cell research made since 2001 underscores the urgency in changing our national policy to allow federally-funded researchers the opportunity to utilize these new cells in the search for new therapies.”

Information about these cell lines will be available online at www.embryome.com, and the new products are expected to be available for purchase for research purposes only, through the same website in 2009. Further information about Embryome Sciences’ agreement with RGI can be found in our report on Form 8-K filed with the Securities and Exchange Commission, which can be found on the Commission’s website at www.sec.gov and which will also be available on our website at www.biotimeinc.com

Background

Human embryonic stem cell lines are cells typically derived from excess preimplantation embryos produced in the course of in vitro fertilization (IVF) treatments that were otherwise destined to be discarded. Because the stem cells are derived at very early stages of development, they are undifferentiated and capable of becoming all the cell types of the human body. They therefore have unprecedented potential for the development of novel cell-based therapies for a host of degenerative diseases such as heart failure, Parkinson’s disease, arthritis, diabetes, spinal cord injury, macular degeneration, blood cell disorders, as well as many other currently incurable diseases. In addition, hES cells open the door to the discovery of new classes of pharmaceuticals, and expanding our understanding of human development.

On August 9, 2001, President Bush signed an executive order banning all federal funding of research on human embryonic stem cell lines other than those existing as of that date. President Obama has expressed his desire to remove President Bush’s 2001 restrictions in order to allow scientists to use funding from the National Institutes of Health for research on embryonic stem cell lines created after August 9, 2001. Since 2001, the scientific and medical communities have pointed out the need for newer embryonic stem cell lines that are free of contamination from animal products that potentially compromise the utility of the 2001 cell lines. Scientists have also expressed a need for new embryonic stem cell lines that display genes for inherited genetic diseases for use in seeking new cures for those.

Many couples carrying genes for inherited diseases are at significant risk of parenting children with such devastating diseases as cystic fibrosis and muscular dystrophy. RGI’s hES cell lines carrying genes for some of these hereditary diseases are now available to Embryome Sciences to market to the research and pharmaceutical communities for use in discovering new therapies.

As of today, approximately 500 new hES cell lines have been reported, of which 206 are registered in the Human Embryonic Stem Cell Registry and the UK Stem Cell Bank, and approximately 294 of which were isolated by RGI. The lines isolated by RGI include 88 lines carrying genetic disease genes including cystic fibrosis, Duchenne muscular dystrophy, breast cancer BRCA2, Huntington’s disease and others, as well as 206 normal cell lines that have not been exposed to animal-derived products. In total, the RGI cell lines amount to approximately 60% of the reported and documented hES cell lines world-wide.

In addition to marketing new embryonic stem cell lines, BioTime’s Embryome Sciences subsidiary intends to differentiate the new hES lines into diverse downstream cell types using its licensed “ACTCellerate™” technology. ACTCellerate™ is a recently discovered technology that allows the rapid isolation of novel highly purified embryonic progenitor cells. Embryonic progenitors are cells intermediate between embryonic stem cells and fully differentiated cells. The progenitor cells are relatively easy to manufacture on a large scale and in a purified state, which may make it advantageous to work with these cells compared to the direct use of embryonic stem cells. Using the ACTCellerate platform technology, over 140 distinguishable novel progenitor cell lines have already been created, scaled-up, and banked. These unique cell lines may possess the ability to become a wide array of products never before available to the medical community, with potential applications in research, drug discovery, and human regenerative stem cell therapy. Embryome Sciences plans to sell the progenitor cells, and the specific culture media that stimulates the propagation of the cells, to the research community through the company’s website Embryome.com. The company may also collaborate with RGI and others in the development of human therapeutic uses of embryonic stem cells and progenitor cells.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, develops blood plasma volume expanders and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product Hextend is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.

BioTime operates in the field of regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. which is developing new medical and research products using embryonic stem cell technology. Additional information about BioTime can be found on the web at www.biotimeinc.com.

Hextend®, PentaLyte®, HetaCool®, EmbryomicsTM, ESpyTM, and ESpanTM, are trademarks of BioTime, Inc.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com